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                        VOID AFTER 5:00 P.M., LOS ANGELES TIME,
                                ON SEPTEMBER 30, 2000

No. 4                                                             4,754 Warrants

                                   MONARCH BANCORP

                     WARRANTS TO PURCHASE SHARES OF COMMON STOCK


         THIS CERTIFIES THAT, FOR VALUE RECEIVED, Mark G. Merlo ("Merlo") or his registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Monarch Bancorp, a California corporation (the "Bancorp"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid share of Common Stock, no par value, of the Bancorp (the "Common Stock"). The Warrants may be exercised on or after September 30, 1995 at any time or from time to time and will expire at 5:00 P.M., Los Angeles time, on September 30, 2000 (the "Expiration Date"). Upon the Expiration Date, all rights evidenced by the Warrants shall cease and the Warrants shall become void. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Bancorp until the Expiration Date (and the Bancorp shall issue and sell to such holder of a Warrant) one fully paid share of Common Stock (a "Warrant Share") at an exercise price (the "Exercise Price") of $1.62 per share upon surrender of this Warrant Certificate to the Bancorp at the Bancorp's offices in Laguna Niguel with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with payment of the Exercise Price by wire transfer or other immediately available funds.

         The Exercise Price and the number of Warrant Shares for which the Warrants are exercisable are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH BELOW, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

         This Warrant shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the Bancorp has caused this Warrant Certificate to be executed by its duly authorized officers.

DATED:  November 5, 1996                    MONARCH BANCORP


                                            By:
                                                -------------------------------
                                            Name:     Hugh S. Smith, Jr.
                                            Title:    Chairman of the Board and
                                                      Chief Executive Officer

ATTEST:


--------------------------------------
Arnold Hahn, Corporate Secretary


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         This Warrant Certificate is subject to all of the terms and conditions of the Warrant Agreement, dated as of November 5, 1996 (the "Warrant Agreement"), between the Bancorp and Merlo, to all of which terms and conditions the registered holder of the Warrant consents by acceptance hereof. The
Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Bancorp and the registered holders of Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the offices of the Bancorp or may be obtained upon written request addressed to the Bancorp at its offices in Laguna Niguel, California.

         The Bancorp shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

         If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

         The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in the Bancorp, either at law or in equity, and the rights of the holder are limited to those expressed in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Bancorp's Common Stock are closed for any purpose, the Bancorp shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

         Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Bancorp and with every other holder of a Warrant Certificate that:

                   (a) this Warrant Certificate is transferable on the registry books of the Bancorp only upon the terms and conditions set forth in the Warrant Agreement; and

                   (b) the Bancorp may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Bancorp) for all purposes whatever and the Bancorp shall not be affected by any notice to the contrary.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

              TEN COM -      as tenants in common

              TEN ENT -      as tenants by the entireties

              JT TEN - as joint tenants with right of survivorship and not as tenants in common

              UNIF GIFT MIN ACT -

               ____ Custodian ____ under Uniform Gifts to Minors Act


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              (Cust)         (Minor)                                    (State)

         Additional abbreviations may also be used though not in the above list.



         Deliver to:    Monarch Bancorp
                        30000 Town Center Drive
                        Laguna Niguel, California  92677








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                                 ELECTION TO PURCHASE

                          Dated:                     , 19
                                  -------------------    --

    The undersigned hereby irrevocably exercises this Warrant to purchase _____________ shares of Common Stock and herewith makes payment of $_____________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest herein to the Bancorp and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.


    Name:
          ------------------------------------------------------------------
                                  (Please Print)

    Address:
             ---------------------------------------------------------------

    City, State and Zip Code:
                              ----------------------------------------------

    If such number of Warrant Shares is less than the aggregate number if Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.

    Name:
          ------------------------------------------------------------------
                                  (Please Print)

    Address:
             ---------------------------------------------------------------

    City, State and Zip Code:
                              ----------------------------------------------

    Taxpayer Identification or Social Security Number:
                                                       ---------------------

         Signature:
                    -----------------------------------------


    NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.






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